UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 20, 2010
(Date of earliest event reported)
FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 001-33662	26-1336998 (I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(Address of principal executive offices) (zip code)
(512) 433-5200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     Forestar Group Inc. (“Forestar”) is furnishing additional information regarding its previously-disclosed near-term strategic initiative to generate significant cash flow, principally from the sale of higher and better use (HBU) timberland. Forestar is a party to three separate sales contracts scheduled to close during third quarter 2010 covering, in the aggregate, approximately 21,600 acres of HBU timberland in Georgia, Alabama and Texas, as follows:
1.	Sale of approximately 10,450 acres in Georgia and Alabama for approximately $16,720,000. The purchase price is subject to adjustment based upon actual timber volumes and acreage as determined by independent third parties.
2.	Sale of approximately 5,200 acres in Georgia for approximately $8,320,000. The contract includes a reservation to Forestar of fifty percent of any oil, gas and other minerals.
3.	Sale of approximately 5,950 acres in Texas for approximately $11,900,000. The contract includes an inspection period during which the buyer may terminate the contract for any reason or for no reason and receive a full refund of earnest money. The contract includes a reservation to Forestar of any oil, gas and other minerals, and a reservation of groundwater produced for commercial purposes. Portions of the property will be conveyed subject to certain conservation restrictions.
     If all three contracts are closed, Forestar expects to receive approximately $36,940,000 in proceeds. All three contracts require the purchase price to be paid in cash at closing, and there are no financing contingencies; however, they are all subject to typical closing conditions, closing cost allocations, and prorations of revenues and expenses. Forestar can provide no assurance that the above contracts, or any of them, will close as scheduled or that transactions will be consummated on the terms described above. There may be other terms that are not summarized above, and Forestar does not undertake to update this information.
     The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Date: August 20, 2010	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer

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